UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012 (September 11, 2012)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2012, the Compensation Committee of the Board of Directors of WellPoint, Inc. (the “Company”) approved changes to certain aspects of the Company’s compensation arrangements with John Cannon in connection with his previously announced appointment to the position of Interim President and Chief Executive Officer. Mr. Cannon’s base salary was increased to $83,333 per month and his target annual cash incentive plan compensation was set at 110% of base salary, effective as of August 27, 2012 for so long as he holds the interim roles. The Compensation Committee also approved a grant of restricted stock units valued at $2.5 million to Mr. Cannon under the WellPoint Incentive Compensation Plan, as amended (the “Incentive Plan”), with a grant date of October 1, 2012. The restricted stock units will vest in four equal annual installments commencing October 1, 2013.

A copy of the Incentive Plan is filed as Exhibit 99 to the Company’s Registration Statement on Form S-8 (No. 333-159830) filed June 8, 2009, and a copy of the First Amendment to the Incentive Plan is filed as Exhibit 10.2(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The award of restricted stock units will be subject to the terms and conditions of the Company’s restricted stock unit award agreement under the Incentive Plan, a copy of which is filed herewith.

Other than as described above, the compensatory arrangements with Mr. Cannon have not changed. Mr. Cannon has previously entered into an employment agreement with the Company and also participates in other employee benefit plans and compensation arrangements that are generally available to executive officers of the Company, as described in the proxy statement for the Company’s 2012 annual meeting of shareholders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2012, the Board of Directors of the Company adopted amendments to Article III, Sections 3.1 and 3.3 of the Company’s By-Laws to provide that (1) the Chief Executive Officer of the Company may, but is not required to, be a member of the Board of Directors, and (2) in the absence of the Chair of the Board and the Lead Director, if any, the Chief Executive Officer shall preside at meetings of the Board of Directors, but only if he or she is a Director at such time. The amendments took effect upon adoption by the Board of Directors.

The preceding is qualified in its entirety by reference to the Company’s By-Laws, as amended, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

The following exhibit is being filed herewith:

Exhibit No.	Exhibit

3.2	By-Laws of WellPoint, Inc., as amended September 12, 2012

10.2(t)	Form of Incentive Compensation Plan Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2012

WELLPOINT, INC.

By:	/S/ KATHLEEN S. KIEFER
Name:	Kathleen S. Kiefer
Title:	Vice President and Interim Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

3.2	By-Laws of WellPoint, Inc., as amended September 12, 2012

10.2(t)	Form of Incentive Compensation Plan Restricted Stock Unit Award Agreement

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